EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

NMI Holdings, Inc.
Emeryville, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 4 to Form S-1), of our report dated February 14, 2013, relating to the consolidated financial statements of NMI Holdings, Inc. (A Development Stage Company), which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
San Francisco, California

December 3, 2013

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